UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Mitcham Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MITCHAM INDUSTRIES, INC.

8141 SH 75 SOUTH

P.O. BOX 1175

HUNTSVILLE, TEXAS 77342-1175

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 20, 2016

June 6, 2016

To our Shareholders:

We will hold the Annual Meeting of Shareholders of Mitcham Industries, Inc., a Texas corporation, on Wednesday, July 20, 2016, at our principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340 at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to:

1.	Elect six individuals to serve on our Board of Directors until the next annual meeting of shareholders, each until their respective successors are duly elected and qualified;

2.	Approve (a) an amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (the “Plan”) to increase the number of shares authorized for issuance by 200,000 shares (the “First Amendment”), and (b) the material terms of the Plan, as amended by the First Amendment, for the purpose of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code;

3.	Approve, on an advisory basis, Named Executive Officer compensation;

4.	Ratify the selection by the Audit Committee of our Board of Directors of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017; and

5.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has established the close of business on May 24, 2016 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held July 20, 2016, and any adjournment or postponement thereof.

A list of shareholders will be available for inspection at our Annual Meeting, and during normal business hours at least ten days prior thereto, at our offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340.

Even if you plan to attend the Annual Meeting, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or use the telephone or Internet voting.

Sincerely,

Robert P. Capps

Co-Chief Executive Officer and Chief Financial Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JULY 20, 2016.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our

Annual Report to Shareholders for the fiscal year ended January 31, 2016 are available at

www.proxyvote.com

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MITCHAM INDUSTRIES, INC.

8141 SH 75 South

P.O. Box 1175

Huntsville, Texas 77342-1175

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 20, 2016

SOLICITATION OF PROXIES

Purpose, Place, Date and Time

This proxy statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of Mitcham Industries, Inc., a Texas corporation, of proxies from the holders of record of our common stock, par value $0.01 per share, at the close of business on May 24, 2016, for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340 at 9:00 a.m., local time, on Wednesday, July 20, 2016, and any adjournment or postponement thereof. You can find directions to the Annual Meeting by visiting our website at http://www.mitchamindustries.com and clicking on the “Investor Relations” link.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report for the fiscal year ended January 31, 2016 (“2016 Annual Report”) are being mailed together on or about June 6, 2016 to each of our shareholders entitled to notice of and to vote at the Annual Meeting.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (1) the election of each of the six individuals nominated for election as directors; ; (2) approval of (a) the First Amendment to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (the “Plan”) to increase the number of shares authorized for issuance by 200,000 shares, and (b) the material terms of the Plan, as amended by the First Amendment, for the purpose of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code; (3) the advisory vote to approve Named Executive Officer compensation; (4) the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm by our Audit Committee for the fiscal year ending January 31, 2017; and (5) as recommended by our Board with regard to any other matters that properly come before the Annual Meeting, or if no recommendation is given, at the discretion of the appointed proxies.

Expenses of Solicitation

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our shareholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Broadridge Investor Communication Solutions, Inc. to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $15,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Shareholders Sharing the Same Last Name and Address

We are sending only one copy of our proxy statement and 2016 Annual Report to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy statement and 2016 Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, or call us at 936-291-2277. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

VOTING OF SECURITIES

Record Date; Shareholders Entitled to Vote

Our Board has fixed the close of business on May 24, 2016 as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on May 24, 2016, there were 12,090,476 issued and outstanding shares of common stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

For a period of at least 10 days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our principal executive offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340.

Quorum; Discretionary Authority

Our Third Amended and Restated Bylaws provide that a majority of the outstanding shares of common stock entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business. Consequently, holders of at least 6,045,239 shares of our common stock must be present either in person or by proxy to establish a quorum for the Annual Meeting. If less than a quorum is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of common stock represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

Abstentions and Broker Non-Votes; Vote Required

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when shareholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the shareholders are voting.

If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

At the Annual Meeting, brokers will not have discretionary authority to vote in the absence of timely instructions from the beneficial owners on any of the proposals to be voted on at the Annual Meeting, other than Proposal 4 (Ratification of Selection of Independent Registered Public Accounting Firm).

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Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote on the election of a director.

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Proposal 2 (Approval of First Amendment to the Stock Awards Plan and the Section 162(m) Material Plan Terms Thereof):  Approval of the First Amendment to the Plan and the material Plan terms, as amended by the First Amendment, for Section 162(m) purposes requires the affirmative vote of the holders of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

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Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation):  Approval of this proposal requires the affirmative vote of the holders of a majority of shares entitled to vote on, and voted for or against, or expressly abstained with respect to, this proposal at the Annual Meeting; provided that, for purposes of this sentence, abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on our company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or our Board. However, the views of our shareholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 4 (Ratification of Selection of Independent Registered Public Accounting Firm):  Ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017 requires the affirmative vote of the holders of a majority of shares entitled to vote on, and voted for or against, or expressly abstained with respect to, this proposal at the Annual Meeting; provided that, for purposes of this sentence, abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

Revocation of Proxies

If you are a registered shareholder (meaning your shares are registered directly in your name with our transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the Internet, (3) sending a written notice of revocation by mail to P.O. Box 1175, Huntsville, Texas 77342-1175 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name shareholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures.

CORPORATE GOVERNANCE

The following sections summarize information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

General

We are committed to sound corporate governance principles. To evidence this commitment, our Board has adopted charters for its committees and a Code of Ethics. These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at http://www.mitchamindustries.com or in print, free of charge, to any shareholder who requests it by contacting us by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Corporate Secretary, or by telephone (936) 291-2277. Our Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officers, Chief Financial Officer and our Corporate Controller, to ensure that our business is conducted in a legal and ethical manner.

All of our directors, officers and employees are required to certify their compliance with the Code of Ethics. The Code of Ethics requires that any exception to or waiver for an executive officer or director be made only by our Board and disclosed as required by law and the listing standards of The NASDAQ Stock Market LLC (the “NASDAQ Listing Standards”). To date, we have neither received any requests for, nor granted, waivers of the Code of Ethics for any of our executive officers or directors.

Among other things, the Code of Ethics addresses:

●	conflicts of interest;

●	insider trading;

●	record keeping and questionable accounting or auditing matters;

●	corporate opportunities;

●	confidentiality;

●	competition and fair dealing;

●	compliance with laws and regulations, including the Foreign Corrupt Practices Act of 1977 and similar laws in other countries in which we operate:

●	protection and proper use of our company assets; and

●	reporting of any illegal or unethical behavior.

It is our policy that there shall be no acts of retaliation, intimidation, threat, coercion or discrimination against any individual for truthfully reporting, furnishing information or assisting or participating in any manner in an investigation, compliance review or other activity related to the administration of the Code of Ethics.

Our Board

Determination of Director Independence

As required under the NASDAQ Listing Standards, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered public accounting firm. Based on this evaluation, our Board has determined that Thomas S. Glanville, Marcus Rowland, R. Dean Lewis, Robert J. Albers and Peter H. Blum are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Glanville, Rowland, Lewis, Albers and Blum constitute a majority of the members of our Board.

Robert P. Capps is not independent because he currently serves as our Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer.

Attendance at Board and Committee Meetings

During the fiscal year ended January 31, 2016 (referred to as “fiscal 2016”), our Board held eight meetings. Each individual serving as a director during such period attended all meetings of our Board and the Board committees on which he served during the fiscal year.

Attendance at Annual Meetings

Our policy is to encourage our directors to attend the annual meetings of our shareholders. All nominees who were serving as directors in July 2015 attended the annual meeting of our shareholders in July 2015.

Leadership Structure and Role in Risk Oversight

Our Board separated the positions of Chairman of our Board and Chief Executive Officer in 2004. Separating these positions allows our Chief Executive Officers to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to this position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for our company at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, environmental and regulatory risks, and others, such as the impact of competition, technological changes and weather conditions. Management is responsible for the day-to-day management of risks our company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top” and that full and open communication between management and our Board are essential for effective risk management and oversight. Our Chairman has regular discussions with Chief Executive Officers and other senior officers to discuss strategy and risks facing our company. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Each quarter, our Board receives presentations from senior management on strategic matters involving our operations.

While our Board is ultimately responsible for risk oversight at our company, each of our Board committees assists our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NASDAQ Listing Standards, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Strategic Planning Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our long-term strategy development and implementation.

Shareholder Communications with Our Board

Our Board welcomes communications from our shareholders. Shareholders may send communications to our Board, or any director in particular, by contacting us by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Corporate Secretary or via e-mail through our website at http://www.mitchamindustries.com. Each communication must (1) identify the sender, (2) identify the applicable director(s) and (3) contain the information necessary to enable the director(s) to contact the sender. Our Corporate Secretary will relay this information to the applicable director(s) and request that the sender be contacted as soon as possible.

Committees of Our Board

As of the date of this proxy statement, our Board has standing Audit, Compensation, Strategic Planning and Nominating Committees. Our Board, in its business judgment, has determined that each committee, other than the Strategic Planning Committee, is comprised entirely of independent directors as currently required under the NASDAQ Listing Standards and applicable rules and requirements of the Securities and Exchange Commission. Each committee is governed by a written charter approved by the full Board.

Audit Committee

The Audit Committee has been established to assist our Board in:

●	overseeing the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;

●	overseeing our compliance with legal and regulatory requirements;

●	overseeing the independent registered public accounting firm’s qualifications, independence and performance;

●	overseeing our systems of internal controls regarding finance, accounting and legal compliance that our management and our Board have established;

●

facilitating an open avenue of communication among the registered independent accountants, financial and senior management, and our Board, with the registered independent accountants being accountable to the Audit Committee; and

●	performing such other duties as directed by our Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and external registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

During fiscal 2016, the Audit Committee held seven meetings. The Audit Committee currently consists of Messrs. Glanville (Chairman), Lewis, Albers and Rowland. Our Board has determined that all members of the Audit Committee are independent as that term is defined in the NASDAQ Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each member of the Audit Committee is financially literate and that Mr. Glanville has the necessary accounting and financial expertise to serve as chairman. Further, our Board has determined that each of Messrs. Glanville, Lewis, Albers and Rowland is an “audit committee financial expert” following a determination that each of them met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations. For information regarding the business experience of each of the members of the Audit Committee, see “Proposal 1—Election of Directors—Information About Director Nominees. The report of the Audit Committee appears under the heading “Audit Committee Report” below.

Compensation Committee

Pursuant to its charter, the purposes of our Compensation Committee are to:

●	review, evaluate and approve the agreements, plans, policies and programs to compensate our officers and directors;

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review and discuss with our management the Compensation Discussion and Analysis to be included in the proxy statement for our annual meeting of shareholders and to determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

●	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

●	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

●	perform such other functions as our Board may assign to the committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers. In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officers or (4) by the Compensation Committee’s outside compensation consultant, if a consultant has been engaged by the Compensation Committee.

The Compensation Committee works with the management team to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

●	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

●	evaluating employee performance;

●	establishing our business goals; and

●	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officers are instrumental to this process. Specifically, our Chief Executive Officers assist the Compensation Committee by:

●	providing background information regarding our business goals;

●	annually reviewing performance of each of our executive officers (other than themselves); and

●	recommending compensation arrangements and components for our executive officers (other than themselves).

Our other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our Chief Executive Officers.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executive officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms. Since March 2010, the Compensation Committee has annually engaged Longnecker & Associates (the “Consultant”) to assist in evaluating and designing the compensation program for our executive officers and directors. The Consultant is engaged directly by the Compensation Committee and does not provide any other services to us outside of matters pertaining to executive officer and director compensation. The Consultant reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by the Consultant and the directions given to the Consultant regarding the performance of such services. Services performed by the Consultant for the Compensation Committee during fiscal 2016 included evaluating levels of executive officer and director compensation as compared to general market compensation data and peer group data (as discussed below), evaluating proposed compensation programs or changes to existing programs, providing information on current executive compensation trends, and providing updates on applicable legislative matters.

For fiscal 2016, the Compensation Committee determined that the Consultant was independent of management (and continues to be independent of management) and therefore, the Consultant was able to provide (and continues to be able to provide) the Compensation Committee independent and objective advice. Accordingly, the Compensation Committee determined that the services provided by the Consultant to the Compensation Committee for fiscal 2016 did not give rise to any conflicts of interest. The Compensation Committee made these determinations by assessing the independence of the Consultant under the six independence factors adopted by the SEC and incorporated into the NASDAQ Listing Standards. Further, in making this assessment, the Compensation Committee considered the Consultant’s written correspondence to the Compensation Committee that affirmed the independence of the Consultant and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

Together with management and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination.

To the extent permitted by applicable law, the Compensation Committee may form and delegate some or all of its authority under its charter to subcommittees when it deems such action appropriate.

During fiscal 2016, the Compensation Committee held two meetings. The Compensation Committee currently consists of Messrs., Lewis, Rowland and Blum (Chairman). The report of the Compensation Committee appears under the heading “Compensation Committee Report” below.

Strategic Planning Committee

The purpose of the Strategic Planning Committee, as stated in its charter, is to assist our Board and the Chief Executive Officers in their oversight of our long-term strategy development and implementation. In fulfilling this role, from time to time, the Strategic Planning Committee reviews with management the key issues, options and external developments impacting the our strategy. In addition, the committee monitors enterprise risks that may affect us and assists management in addressing such risks in our strategic plan.

During fiscal 2016, the Strategic Planning Committee did not meet. The Strategic Planning Committee currently consists of Messrs. Capps, Lewis, Blum (Chairman) and Albers.

Nominating Committee

The purposes of the Nominating Committee, as stated in its charter, include the following:

●	identifying individuals qualified to become Board members;

●	recommending to our Board the persons to be nominated by our Board for election as directors at the annual meeting of shareholders; and

●	performing such other functions as our Board may assign to the committee from time to time.

During fiscal 2016, the Nominating Committee did not meet. The Nominating Committee currently consists of Messrs. Lewis and Blum (Chairman).

Director Nomination Process

The Nominating Committee is responsible for establishing criteria for selecting new directors, actively seeking individuals to become directors and recommending such individuals to our Board. In seeking candidates for our Board, the Nominating Committee will consider the entirety of each candidate’s credentials. Currently, the Nominating Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. However, while the Nominating Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character. As set forth above, the Nominating Committee may consider diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

The Nominating Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating Committee or shareholder recommendations, provided that the procedures set forth below are followed. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a shareholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating Committee may consider previous experience as a member of our Board.

Shareholders or a group of shareholders may recommend potential candidates for consideration by the Nominating Committee by sending a written request to our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175. For additional information regarding the submission of shareholder recommendations, see “Shareholder Proposals and Director Nominations.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of Mitcham Industries, Inc. or any of its subsidiaries or had any substantial business dealings with Mitcham Industries, Inc. or any of its subsidiaries. None of our executive officers are now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee or our Board.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been presented to our Board at the recommendation of management. Recognizing that related person transactions involving our company present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), our Board has adopted a formal written process for reviewing, approving and ratifying transactions with related persons, which is described below.

General

Under the policy, any “Related Person Transaction” may be consummated or may continue only if:

●

the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

●	the transaction is approved by the disinterested members of our Board; or

●	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

●	a senior officer (which includes, at a minimum, each executive vice president and Section 16 officer) or director;

●	a shareholder owning more than 5% of our company (or its controlled affiliates);

●	a person who is an immediate family member of a senior officer or director; or

●	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of that entity.

For these purposes, a “Related Person Transaction” is a transaction between our company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

●	transactions available to all employees generally; and

●	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

Our Board has determined that the Audit Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Person Transactions to be entered into for that calendar year, including the proposed aggregate value of the transactions (if applicable). After review, the Audit Committee approves or disapproves the transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change applicable to those proposed transactions.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, the transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification is not forthcoming, management makes all reasonable efforts to cancel or annul the transaction.

Corporate Opportunity

Our Board recognizes that situations exist where a significant opportunity may be presented to management or a member of our Board that may equally be available to our company, either directly or by referral. Before the opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), the opportunity must be presented to our Board for consideration.

Disclosure

All Related Person Transactions are to be disclosed in our applicable filings as required by the Securities and Exchange Commission’s rules and regulations. Furthermore, all Related Person Transactions are to be disclosed to the Audit Committee, and any material Related Person Transaction are to be disclosed to our Board.

Other Agreements

Management assures that all Related Person Transactions are approved in accordance with any requirements of our financing agreements.

Transactions

Since the beginning of fiscal 2016, we have not participated in (or proposed to participate in) any transactions with Related Persons except as described below. Each of these Related Person Transactions was approved under our policy for reviewing Related Person Transactions.

Transactions with Mitcham Family Members

In May 2012, Garrett Sprott was appointed our Corporate Asset Manager, which appointment was approved by the Audit Committee. Mr. Sprott is the adult stepson of Billy F. Mitcham, Jr., who served as our President and Chief Executive Officer until his death in September 2015. Prior to May 2012, Mr. Sprott worked part-time for us in a variety of operational and administrative support roles over a period of approximately five years. For fiscal 2016, Mr. Sprott was paid a salary of $77,700. He received no incentive or equity awards during the year. All amounts paid to Mr. Sprott for fiscal 2016 were approved by the Compensation Committee.

Debra Mitcham is employed by us in a marketing and operations role and is the widow of Mr. Mitcham. During fiscal 2016, Ms. Mitcham was paid a salary of $107,700. She received no incentive or equity awards during the year, other than an option award that was issued to her in her capacity as an employee and in settlement of amounts owed to Mr. Mitcham as the sole beneficiary of his estate. See “Compensation Discussion and Analysis—Employment Agreements, Severance Benefits and Change in Control Provisions—Employment Agreement with Billy F. Mitcham, Jr.” below for more information. All amounts paid to Ms. Mitcham for fiscal 2016 were approved by the Compensation Committee.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and the written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) were timely made for fiscal 2016.

Principal Holders of Securities

The following table sets forth the beneficial ownership of the outstanding shares of common stock as of May 12, 2016 with respect to each person, other than our directors and officers, who we know to be the beneficial owner of more than 5% of our issued and outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class(2)
Ariel Investments, LLC	2,889,193	(3)	23.9%
200 E. Randolph Drive Suite 2900 Chicago, IL 60601
Aegis Financial Corporation	1,066,873	(4)	8.8%
6862 Elm Street, Suite 830 McLean, VA 22101
Midwood Capital Management LLC	1,153,079	(5)	9.5%
265 Franklin Street—903 Boston, MA 02210
Debra Mitcham	818,475	(6)	6.6%
2131 Greentree Drive Huntsville, TX 77340
Dimensional Fund Advisors LP	719,484	(7)	6.0%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

(1)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 12, 2016 if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 12,090,476 at May 12, 2016 unless otherwise indicated.

(3)	Based solely on a Schedule 13G as of December 31, 2015 and filed on February 12, 2016 with the Securities and Exchange Commission. According to the Schedule 13G, Ariel Investments, LLC had sole voting power over 2,280,400 shares of our common stock and sole dispositive power over 2,889,193 shares of our common stock.

(4)	Based solely on a Schedule 13G/A as of April 30, 2016 and filed on May 10, 2016, 2016 with the Securities and Exchange Commission. According to the 13G/A, Aegis Financial Corporation had shared voting power and shared dispositive power over 1,066,873 shares of our common stock.

(5)	Based solely on a Form 4 as of April 17, 2016 and filed on April 11, 2016 with the Securities and Exchange Commission. According to the Form 4, Midwood Capital Management LLC had sole voting power over 1,149,429 shares of our common stock and sole dispositive power over 1,153,079 shares of our common stock.

(6)	Includes 68,000 shares underlying exercisable options held by Ms. Mitcham, 3,100 shares held by Ms. Mitcham, 439,375 shares held by the Estate of Billy F. Mitcham and 308,000 shares underlying Exercisable Options held by the Estate of Billy F. Mitcham . Billy F. Mitcham, Jr., passed away on September 18, 2015. His widow, Ms. Mitcham, is the sole beneficiary of his estate and has sole voting power over the shares held by the estate.

(7)	Based solely on a Schedule 13G as of December 31, 2015 and filed on February 9, 2016 with the Securities and Exchange Commission. According to the Schedule 13G, Dimensional Fund Advisors LP had sole voting power over 683,411 shares of our common stock and sole dispositive power over 719,484 shares of our common stock.

Security Ownership of Management

The following table sets forth the beneficial ownership of common stock as of May 12, 2016 by: (1) each of the executive officers named in the Summary Compensation Table below, (2) each of our directors and director nominees and (3) all current directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes to the table.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares		Percent of Class(2)
Peter H. Blum	607,224	(3)	5.0%
R. Dean Lewis	80,800	(4)	*
Robert J. Albers	80,300	(5)	*
Thomas S. Glanville	—		—
Marcus Rowland	—		—
Paul Guy Rogers	119,801	(6)	1.0%
Robert P. Capps	139,597	(7)	1.1%
Guy Malden	120,249	(8)	1.0%
All current directors and executive officers as a group (8 persons)	1,147,971	(9)	9.0%

*	Less than 1%

(1)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 12, 2016 if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 12,090,476 at May 12, 2016 and shares which such individual has the right to acquire within 60 days of May 12, 2016.

(3)	Includes 135,000 shares underlying exercisable options, 6,000 shares owned by Mr. Blum’s spouse’s individual retirement account.

(4)	Includes 60,000 shares underlying exercisable options.

(5)	Includes 73,000 shares underlying exercisable options.

(6)	Includes 83,999 shares underlying exercisable options.

(7)	Includes 107,667 shares underlying exercisable options.

(8)	Includes 92,668 shares underlying exercisable options.

(9)	Includes 552,334 shares underlying exercisable options.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Six individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting, each until their respective successors are duly elected and qualified. Shareholders may not cumulate their votes in the election of our directors. Our Board has nominated the six individuals listed below to serve until our 2017 Annual Meeting of Shareholders. All of the director nominees are currently serving on our Board. Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described below in each director’s biographical information below.

The persons appointed as proxies in the enclosed proxy card will vote such proxy “FOR” the persons nominated for election to our Board, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board.

Our Board recommends a vote “FOR” the election of each of the director nominees identified below.

Information About Director Nominees

The following table sets forth the names and ages, as of May 12, 2016, of our current directors, each of whom is a director nominee. Our directors are elected annually and serve one-year terms or until their death, resignation or removal.

Name	Age	Positions Held	Director Since
Peter H. Blum	59	Non-Executive Chairman	2000
Robert P. Capps	62	Director, Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer	2004
R. Dean Lewis	73	Director	1995
Robert J. Albers	75	Director	2008
Thomas S. Glanville	57	Director	2015
Marcus Rowland	63	Director	2015

Peter H. Blum was elected Non-Executive Chairman of our Board on July 8, 2004. Mr. Blum is Co-Chief Executive Officer and Co-President of Ladenburg Thalmann & Co., Inc., an investment banking firm, where he has been employed since 2004. Prior to 2004, Mr. Blum was a senior investment banker with various Wall Street firms. Mr. Blum started his career with Arthur Young & Co. as a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Wisconsin- Madison. Mr. Blum has over 30 years of experience as an investment banker in the energy industry during which time he provided consultation and advice to a variety of companies. He also has extensive experience in financial and capital markets. Our Board believes that Mr. Blum’s experience supports its efforts in overseeing and advising on corporate strategy and financial matters, enabling him to effectively serve as a director.

Robert P. Capps has been a member of our Board since July 2004. In June 2006, Mr. Capps was appointed as our Executive Vice President and Chief Financial Officer. From July 1999 until May 2006, he was the Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation, a publicly-held provider of defense electronics products. From 1996 to 1999, Mr. Capps was Executive Vice President and Chief Financial Officer of Dynamex, Inc., a NASDAQ-listed supplier of same-day transportation services. Prior to his employment with Dynamex, Mr. Capps was Executive Vice President and Chief Financial Officer of Hadson Corporation, a New York Stock Exchange-listed energy company. Mr. Capps was formerly with Arthur Young & Co. Mr. Capps holds a Bachelor of Accountancy degree from the University of Oklahoma. Mr. Capps has over 35 years of financial experience, including more than 20 years as chief financial officer for public companies, including ours. Our Board believes that Mr. Capps’ experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director. In September 2015, Mr. Capps was named to the additional position of Co- Chief Executive Officer.

R. Dean Lewis retired in 2011 as Professor of Marketing at Sam Houston State University. From June 2008 until his retirement, Dr. Lewis served as the Vice President of Finance and Administration at Sam Houston State University. From October 1995 to June 2008, he was the Dean of the Business School at Sam Houston State University. From 1987 to October 1995, Dr. Lewis was the Associate Dean and Professor of Marketing at Sam Houston State University. Prior to 1987, Dr. Lewis held a number of executive positions in the banking and finance industries. Dr. Lewis brings to our Board not only broad business experience and management expertise, but also a unique perspective gained from serving in various positions at a state university. Our Board believes that this experience enables Dr. Lewis to effectively serve as a director.

Robert J. Albers was appointed to our Board in January 2008 based on the recommendation of the Nominating Committee. Mr. Albers currently manages Bob Albers Consulting whereby he acts as corporate management advisor to the management of the Sercel Group, a global manufacturer of geophysical equipment. From 1995 to 2002, he was Executive Vice President of Sercel, Inc. From 1990 to 1994, Mr. Albers served as Vice President and General Manager of Halliburton Geophysical Products. In 1982, he joined Geosource, Inc. and served as President and General Manager, Operations and Technology Group; from 1963 to 1982, he held various management and leadership roles at Chevron Oil Company. Mr. Albers holds a Bachelor of Science degree in Mining Engineering from Lehigh University. Mr. Albers has more than 30 years of experience as a manager and executive in the seismic industry. He possesses broad technical and financial expertise in the seismic industry. Our Board believes that Mr. Albers’ significant senior leadership and industry-specific experience enables him to effectively serve as a director.

Thomas S. Glanville was appointed to our Board in September 2015 based on the recommendation of the Nominating Committee. Mr. Glanville has been managing partner of Eschelon Advisors, LP, Eschelon Energy Partners, LP, and affiliates, providing energy and private equity investment and advisory services. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville currently serves on the board of directors of the privately-held oil and gas exploration and production company Strand Energy, L.L.C and as Chair of the Audit Committee of Itron, Inc., a publicly traded electric, gas, and water meter manufacturing, metering technology and systems company. He also serves as chairman of the Texas Tri-Cities branch (Houston, Austin, San Antonio) of the National Association of Corporate Directors (NACD). Mr. Glanville graduated with a Masters of Science degree in Mineral Economics from the Colorado School of Mines and holds a Bachelor of Arts degree in Economics from the University of Virginia. Our Board believes that Mr. Glanville’s operational and financial experience in various senior management positons and his experience as a director of a public company enable him to effectively serve as a director.

Marcus Rowland was appointed to our Board in September 2015 based on the recommendation of the Nominating Committee. Mr. Rowland is currently the Senior Managing Director and founding partner of IOG Capital, LP, an oil and gas investment company. Recently, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formally Frac Tech International, LLC). He served as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland is the former Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation, where he worked for 18 years in roles of increasing levels of responsibility. Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1993, assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, LP and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Mr. Rowland currently serves on the Board of Directors of Warren Resources, a publicly-traded exploration and production company, as well as on several privately-held energy companies and community banks. Mr. Rowland holds a Bachelor’s degree from Wichita State University. Our Board believes that Mr. Rowland’s operational and financial experience in various senior management positons and his experience as a director of a public company enable him to effectively serve as a director.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of May 12, 2016, of each of our executive officers. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

Name	Age	Positions Held
Billy F. Mitcham, Jr.	deceased	President and Chief Executive Officer
Robert P. Capps	62	Co-Chief Executive Officer and Executive Vice President of Finance and Chief Financial Officer
Guy Malden	64	Co-Chief Executive Officer and Executive Vice President of Marine Systems
Paul Guy Rogers	66	Vice President of Business Development

Billy F. Mitcham, Jr. served as our President and Chief Executive Officer and Director until his death on September 18, 2015.

Robert P. Capps’ biographical information may be located under “Proposal 1: Election of Directors—Information About Director Nominees.”

Guy Malden has served as our Executive Vice President of Marine Systems since January 2004. Mr. Malden has over 35 years of experience in the geophysical industry and has been with Mitcham Industries since 2002. From 1999 to 2002, he served as Vice President of Operations for American International Exploration Group. From 1993 to 1999, he served in various management capacities with several seismic equipment manufacturers, most notably Syntron, Inc. From 1975 to 1993, Mr. Malden served in various field and management capacities with Geophysical Service Inc./Halliburton Geophysical Services. Mr. Malden holds a degree in Marine Geology from Long Island University. In September 2015, Mr. Malden was named to the additional position of Co-Chief Executive Officer.

Paul Guy Rogers has served as our Vice President of Business Development since October 2001. From February 1993 to September 2001, Mr. Rogers served as Senior Sales Representative with Geo Space LP, a worldwide manufacturer of geophysical equipment, with responsibilities for sales in the U.S. and Latin America. Mr. Rogers has more than 25 years of experience in the geophysical industry.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Program

Our business strategy is to provide equipment to the geophysical, oceanographic and hydrographic industries. To achieve this objective, we leverage one of our key strengths—the expertise of our executive officers.

Our executive compensation program is structured principally with the goal of attracting, motivating and retaining top executive talent with the requisite skills and experience to execute our business strategy. In addition, we believe our executive officers should be rewarded for performance that results in increased shareholder value. We do not, however, utilize specific performance metrics in determining compensation. The Compensation Committee of our Board (for purposes of this Compensation Discussion and Analysis, the “Committee”) evaluates individual performance and considers overall company performance when determining selected elements of our executive compensation program. These elements have historically consisted primarily of base salaries, annual cash incentive payments and long-term equity-based incentives. The Committee combines the compensation elements for each executive officer in a manner that is intended to optimize the officer’s contribution to our company.

Named Executive Officers

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2016, as well as the other individuals included in the Summary Compensation Table, are referred to as “Named Executive Officers.” For fiscal 2016, our Named Executive Officers were:

Name	Position
Billy F. Mitcham, Jr.	President and Chief Executive Officer until his death on September 18, 2015
Robert P. Capps	Executive Vice President of Finance and Chief Financial Officer and, effective September 21, 2015, Co-Chief Executive Officer
Guy Malden	Executive Vice President of Marine Systems and, effective September 21, 2015, Co-Chief Executive Officer
Paul Guy Rogers	Vice President of Business Development

Results of Prior Year Advisory Vote on Executive Compensation and Fiscal 2016 Compensation Decisions

In determining the appropriateness of our executive compensation program, the Committee considers, among other things, the results of the prior year’s advisory vote on executive compensation (“say-on-pay”). At our fiscal 2015 Annual Meeting of Shareholders, the proposal to approve the compensation of our Named Executive Officers received strong support, with approximately 93% of our shareholders voting in favor of our Named Executive Officer compensation. The level of support is calculated based on votes in favor of the proposal divided by the sum of votes against the proposal plus votes in favor of the proposal.

While the results of our fiscal 2015 say-on-pay vote reflected a significant increase in support as compared to the vote results for our fiscal 2014 Annual Meeting of Shareholders, at which the proposal to approve the compensation of our Named Executive Officers received approximately a 75% level of support, in light of the continued significant decline in oil prices that has negatively affected the energy industry and our business, the Committee took the following actions with respect to the compensation of our Named Executive Officers:

●	Reduced the base salaries of our Named Executive Officers effective June 1, 2015.

●

Established minimum performance criteria for any cash bonuses related to fiscal 2016, which was not attained and resulted in no cash bonuses being paid for fiscal 2016 (the Committee also did not pay annual cash bonuses for fiscal 2015 performance).

●	Did not grant “full value” stock awards to Named Executive Officers for fiscal 2016.

●	Equity awards in fiscal 2016 included options with an exercise price in excess of the then current price of our common stock (“premium-priced options”).

We also entered into an amended and restated employment agreement with Mr. Mitcham on September 8, 2016, which reflected the culmination of a multi-year review of his contract with our company. Please see “—Employment Agreements, Severance Benefits and Change in Control Provisions—Employment Agreement with Billy F. Mitcham, Jr.” for additional information.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to (1) develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term shareholder value. To achieve these goals, the Committee’s executive compensation decisions are based on the following principal objectives:

●	providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers that are key to our long-term success;

●	rewarding individual performance by ensuring a meaningful link between our operational performance and the total compensation received by our officers;

●	avoiding policies and practices that create risks that might have a material adverse effect on us; and

●	avoiding creation of an environment that might cause undue pressure to meet specific financial goals.

Implementing Our Objectives

Role of the Committee and Management

Our Board has entrusted the Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officers also plays an important role in the executive compensation process by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. However, all final decisions regarding our Named Executive Officers’ compensation remain with the Committee, and, in particular, company management has no involvement with the compensation decisions with respect to our Chief Executive Officers. Additional information regarding the role and authority of the Committee and management in the process for determining executive compensation is provided in this proxy statement in “Corporate Governance—Committees of Our Board—Compensation Committee.”

Determining Compensation

The Committee, which relies upon the judgment of its members in making compensation decisions, has established a number of processes to assist it in ensuring that our executive compensation program supports our objectives and company culture. Among those are total compensation review, competitive benchmarking and assessment of individual and company performance, which are described in more detail below.

Total Compensation Review and Competitive Benchmarking.  At least annually, the Committee reviews each executive officer’s base salary, annual cash incentives and long-term equity-based incentives. In addition to these primary compensation elements, the Committee periodically reviews perquisites and other compensation as well as payments that would be required under any employment agreement and our equity-based compensation plans.

Since March 2010, the Committee has retained Longnecker and Associates (the “Consultant”) to assist in the review of our executive compensation program and practices, including to provide an analysis of levels of executive officer and director compensation as compared to general market compensation data and peer group data. While the Consultant has typically updated this analysis on an annual basis, due to the significant decline in oil prices that has negatively affected the energy industry and our business, the most recent update occurred in May 2014. In conducting this review, the Consultant examined the compensation practices of a group of identified peer companies and referred to a variety of published compensation surveys. The group of peer companies used in the May 2014 review (collectively, the “Peer Companies”) consisted of the following:

● Bolt Technology Corporation	● Dawson Geophysical Company
● Faro Technologies, Inc.	● Global Geophysical Services, Inc.
● ION Geophysical Corporation	● Geospace Technologies Corporation
● TGC Industries, Inc.

The Peer Companies were selected by the Consultant as companies that operate in our general industry and with which we compete for management employees. The selection of the Peer Companies was reviewed and approved by the Committee. The Peer Companies include some companies that are significantly larger than us. However, there are a limited number of companies in our industry of a size similar to us and we compete for executive talent with larger companies, including those set forth above.

The published surveys consisted of the following:

●	Economic Research Institute, 2014 ERI Executive Compensation Assessor;

●	Towers Watson, 2013/2014 Top Manager Compensation;

●	Mercer, 2014 US General Benchmark Survey;

●	Kenexa 2014 CompAnalyst; and

●	WorldatWork, 2013/2014 Total Salary Increase Budget Survey.

From these surveys, the Consultant obtained market compensation data for companies with revenues comparable to us. In addition to studying the compensation practices and trends at the Peer Companies, the Committee has determined that it is beneficial to our understanding of more general compensation expectations to consider the best practices in compensation policies from other companies that are not necessarily peers or limited to our industry. Accordingly, the analysis performed by the Consultant included comparisons of our compensation practices to the published surveys indicated above. The Committee does not structure our executive compensation program based on market data alone, and it does not utilize any true “benchmarking” techniques when making compensation decisions. The Committee has not used the Peer Companies to establish a particular range of compensation for any element of pay. Rather, Peer Company and other market data have been used as general guidelines in the Committee’s deliberations on each element of compensation.

In connection with an on-going review of the employment contract of our late Chief Executive Officer, Mr. Mitcham, the Consultant prepared a series of analyses of the terms of employment contracts provided to other chief executive officers in similarly situated companies.

In determining the compensation of our Named Executive Officers for fiscal 2016, the Committee reviewed the May 2014 analysis prepared by the Consultant. Based upon the results of its review, the Committee concluded that the general composition of our executive compensation program (which includes a combination of base salaries, annual cash incentive payments and long-term equity-based incentives), was appropriate and consistent with comparable companies based on the current environment of the energy industry. At the time of the May 2014 analysis, we determined that our executive compensation was above the mean of that of our Peer Companies and other comparable companies.

Assessment of Individual and Company Performance.  We believe that a balance of individual and company performance criteria should be used in establishing total compensation. In determining the level of compensation for each Named Executive Officer, the Committee subjectively considers our overall financial and operational performance and the relative contribution and performance of each of the Named Executive Officers.

Relationship of Compensation Practices to Risk Management

The Committee has reviewed and discussed the structure of our compensation program in order to assess whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place as well as the Committee’s formal review and discussion process, the Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage our executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on our company. We allocate compensation between fixed components, annual cash incentives and long-term equity incentives based, in part, on an employee’s position and level of responsibility within our organization. Our equity awards have historically been a mix of options and restricted stock. We believe our mix of compensation elements helps to ensure that our Named Executive Officers do not focus on achieving short-term results at the expense of the long-term growth and sustainability of our company. None of our Named Executive Officers receives compensation derived from commissions. No portion of compensation for these individuals is tied to the obtainment of specific financial performance targets, other than a minimum established EBITDA level applicable to fiscal 2016 cash bonuses. We believe that these practices further reduce the likelihood that these executives, or any of our employees, would take any unnecessary or inappropriate risks. Base salary is the only guaranteed portion of compensation that we provide to our executives and other employees, which does not depend on individual or company performance results. However, a substantial portion of our incentive compensation arrangements are intended to reward performance.

Elements of Our Executive Compensation Program

The Committee evaluates both performance and compensation to ensure that we maintain our ability to retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executive officers of our Peer Companies. In furtherance of these goals, our executive officers are compensated through short-term and long-term incentive compensation plans, consisting of cash and non-cash compensation. Our short-term compensation components consist of an annual base salary and annual cash incentive payments. The Mitcham Industries, Inc. Stock Awards Plan, as amended from time to time (the “Stock Awards Plan” or the “Plan”), provides our long-term incentive compensation component. Our Named Executive Officers are eligible to participate in our health and welfare and retirement plans on the same basis as our other employees in the U.S. In addition, they are eligible to receive perquisites and other personal benefits as described under “Other Benefits” below.

Base Salaries

We provide our executive officers and other employees with an annual base salary to compensate them for services to us rendered during the year.

In addition to providing a base salary that the Committee subjectively considers to be competitive with the market, based in part on the analysis prepared by the Consultant, we determine base salaries based on the duties and responsibilities of each officer, retention concerns, and a desire to align the salary level of each of our Named Executive Officers to promote internal pay equity relative to our other officers. To that end, annual salary adjustments are based on the Committee’s subjective analysis of many individual factors, including:

●	the responsibilities of the officer;

●	the period over which the officer has performed these responsibilities;

●	the scope, level of expertise and experience required for the officer’s position;

●	the strategic impact of the officer’s position;

●	the potential future contribution and demonstrated individual performance of the officer; and

●	the general economic environment in which we are currently operating.

In addition to individual factors listed above, the Committee considers our overall business performance, such as our net earnings, earnings before interest, taxes, depreciation and amortization (or EBITDA), leasing growth, sales growth and implementation of directives. While these metrics generally provide context for making base salary decisions, base salary decisions do not depend on the attainment of specific goals or performance levels, no specific weighting is given to any one factor over another and specific performance criteria or targets are not communicated to our Named Executive Officers. Base salaries are generally reviewed annually but are not automatically increased if the Committee believes that an award in other elements of compensation would be more appropriate in light of the Committee’s stated objectives.

The May 2014 analysis provided by the Consultant included a comparison of the base salaries of our Named Executive Officers to mean and median base salaries of comparable positions within our Peer Companies and in published surveys. The salaries of our Named Executive Officers were determined to be above the comparable mean salaries at the time of this comparison. Based on this analysis, the Committee decided to make no changes to the base salaries of each of our Named Executive Officers in fiscal 2015.

Consistent with the methodology discussed above and based on the results of the advisory vote on executive compensation at our fiscal 2014 Annual Meeting of Shareholders, the reduced financial performance of our company and the challenges facing the energy industry in fiscal 2016, in May 2015, the Committee determined to decrease the base salaries of our Named Executive Officers by 15% effective June 1, 2015.

The following table provides the base salaries for our Named Executive Officers in fiscal years 2014, 2015 and 2016 and the aggregate percentage decrease:

Named Executive Officer	Fiscal 2014 Base Salary	Fiscal 2015 Base Salary	Base Salary As of June 1, 2015	Percentage Decrease Effective June 1, 2015
	($)	($)	($)	(%)
Billy F. Mitcham, Jr.	566,500	566,500	481,525	15
Robert P. Capps	309,000	309,000	262,650	15
Guy Malden	298,700	298,700	253,895	15
Paul Guy Rogers	267,800	267,800	227,630	15

Bonus Awards

Our annual cash bonus awards are designed to reward our executive officers for achieving performance results that are important to our operations and that contribute to the creation of stockholder value.

In May 2015, the Committee determined to award no cash bonuses for the fiscal year ended January 31, 2015 (“fiscal 2015”). This decision was based on the results of the advisory vote on executive compensation at our fiscal 2014 Annual Meeting of Shareholders, the reduced financial performance of our company and the challenges facing the energy industry in fiscal 2016. Additionally, the Committee determined that any cash bonuses related to the year ending January 31, 2016 (“fiscal 2016”) would be contingent upon our company achieving a minimum level of adjusted EBITDA, as defined in our revolving credit agreement with HSBC Bank USA, NA. The minimum level of adjusted EBITDA was established at $25.0 million. Due to the continued significant decline in oil prices that has negatively affected the energy industry and our business, our company’s actual adjusted EBITDA for fiscal 2016 was less than the minimum level and, accordingly, no cash bonuses were awarded for fiscal 2016.

Long-Term Equity-Based Incentives

Our long-term equity-based incentive program is designed to give our key employees a longer-term stake in our company, act as a long-term retention tool and align employee and shareholder interests by aligning compensation with growth in shareholder value. To achieve these objectives, we have relied on a combination of grants of stock options and restricted stock, which are subject to vesting requirements and are made under the Stock Awards Plan.

Currently, we have no formal policy regarding the allocation of equity awards between stock options and restricted stock. All grants are discretionary and are made by the Committee, which administers the Stock Awards Plan. In its considerations of whether or not to grant equity awards to our executive officers and, if equity awards are so granted, in its considerations of the type and size of the awards, the Committee considers our company-level performance, the applicable executive officer’s performance, comparative share ownership by comparable executives of comparable companies, including the Peer Companies, the amount of equity previously awarded to the applicable executive officer and the vesting schedule of outstanding awards. While there is no formal weighting of these elements, the Committee considers each in its analysis.

Historically, the Committee has granted a mix of stock option and restricted stock awards to our Named Executive Officers. Based on the May 2014 analysis prepared by the Consultant, the Committee believes that awarding a combination of option and restricted stock awards is consistent with practices of other companies.

In light of our company’s recent financial performance and the decline in the price of our common stock, the Committee determined in May 2015 not to grant any restricted stock awards to the Named Executive Officers for fiscal 2016 and to instead grant premium-priced options to the Named Executive Officers. These premium-priced options have an exercise price of $5.00 per share, which price is approximately 20% higher than the closing price of our common stock on the date of grant. In light of the recent depressed price for our common stock, we believe a premium to the current trading price is warranted, and that premium-priced options better align the interests of our shareholders and of the Named Executive Officers. In addition, by not granting “full value” awards in the form of restricted stock, we have attempted to avoid certain adverse tax consequences for the Named Executive Officers that might cause them to sell a portion of their common stock holdings when they would not have otherwise done so, which would reduce alignment between the interest of our shareholders and the Named Executive Officers.

As in prior years, the amount of each Named Executive Officer’s award for fiscal 2016 was based on that person’s specific responsibilities and contributions. For instance, the awards to Mr. Capps and Mr. Malden reflected their additional responsibilities as Co-Interim Chief Operating Officers. We believe that these grants and the previously-granted vested and unvested long-term equity-based awards continue to both provide meaningful incentives for our Named Executive Officers and satisfy the objectives of our compensation program. The amount of the awards granted for fiscal 2016 was subjectively determined based on the relative contribution and responsibilities of each of our Named Executive Officers.

In May 2015, consistent with the methodology discussed above, the Committee granted premium-priced option awards to each of our Named Executive Officers as follows: Mr. Mitcham – options to purchase 60,000 shares of common stock; Mr. Capps – options to purchase 60,000 shares of common stock; Mr. Malden – options to purchase 60,000 shares of common stock; and Mr. Rogers – options to purchase 20,000 shares of common stock. The options have an exercise price of $5.00 per share. The closing stock price on the grant date was $4.23 per share. The options vest one-third on May 27, 2016, one-third on May 27, 2017 and one-third on May 27, 2018. We believe that the vesting provisions are consistent with those of equity awards granted by our Peer Companies and further facilitate our retention efforts.

In January 2016, the Committee also granted option awards to Mr. Capps and Mr. Malden in recognition of their increased responsibilities as Co-Chief Executive Officers. Each was granted options to purchase 60,000 shares of common stock. These options have an exercise price of $2.80, which was the closing stock price on the date of grant. The options vest one-third on January 12, 2017, one-third on January 12, 2018 and one-third on January 12, 2019.

Other Benefits

In addition to base salaries, annual cash incentives and long-term equity-based incentives, we provide the following forms of compensation:

●

Health, Welfare and Retirement Benefits.  Our executive officers are eligible to participate in our medical, dental, vision, disability insurance and life insurance programs to meet their health and welfare needs. This is a fixed component of compensation, and the same benefits are provided on a non-discriminatory basis to all of our employees in the U.S. In addition, all of our executive officers participate in our 401(k) retirement plan, which is available to all of our employees in the U.S. These benefits are provided to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees.

●

Perquisites and Other Personal Benefits.  We believe that the total mix of compensation and benefits provided to our executive officers is competitive, and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are limited. We provide certain Named Executive Officers who are required as part of their job duties to drive considerable distances in order to visit existing and potential customers with the use of a company-owned automobile.

Employment Agreements, Severance Benefits and Change in Control Provisions

Employment Agreement with Billy F. Mitcham, Jr.

Our former President and Chief Executive Officer, Mr. Mitcham, died on September 18, 2015. Prior to his death, we maintained an employment agreement with Mr. Mitcham that was originally dated as of January 15, 1997. With the assistance of the Consultant, we had undertaken a multi-year review of the employment agreement with Mr. Mitcham with the aim of entering into an amendment to the contract in order to provide incentives to Mr. Mitcham to ensure the development and implementation of a new strategic plan for the future of our company. On September 8, 2016, that process was concluded and we entered into an Amended and Restated Employment Agreement with Mr. Mitcham (the “Mitcham Agreement”), which superseded and replaced the prior employment agreement.

Effective as of September 8, 2016, the Mitcham Agreement provided for a three-year employment term. Among other things, the Mitcham Agreement entitled Mr. Mitcham to (i) an annual base salary; (ii) eligibility to receive an annual bonus, with a target bonus each fiscal year equal to 100% of his annual base salary; (iii) an option to purchase 65,000 shares of our common stock in consideration for entry into the Mitcham Agreement (such options have an exercise price of $5.00 per share and are exercisable at any time through September 8, 2026); and (iv) certain termination payments and benefits in the event of a qualifying termination of his employment. The option award described in clause (iii) in the preceding sentence was granted to Debra Mitcham, Mr. Mitcham’s widow, following his death in her capacity as an employee and in settlement of amounts owed to Mr. Mitcham as the sole beneficiary of his estate. We believe that the terms of the Mitcham Agreement represented the general market terms found in employment agreements with similarly situated officers of companies against whom we competed for executive-level talent at the time the Mitcham Agreement was negotiated.

Upon Mr. Mitcham’s unexpected death on September 18, 2015, certain termination obligations under the agreement accrued or became due under the Mitcham Agreement. These obligations consist of the following:

●	A termination payment in an amount equal to $350,000.

●

A severance payment in an amount equal to (i) the base salary otherwise payable to Mr. Mitcham for the remaining term of the Mitcham Agreement (or $1,431,383) plus (ii) a pro-rated portion of Mr. Mitcham’s annual bonus that would have been payable for the year of termination (or $0, since no annual bonuses were payable for fiscal 2016). Thus, the total severance payment equals $1,431,383.

●

Continued participation for the remainder of the term of the Mitcham Agreement in our group health benefit plans (including but not limited to medical, dental and vision) at the cost for employee and spousal coverage in effect for active employees.

●	All stock options and shares of restricted stock held by Mr. Mitcham at the time of his death became fully vested.

Equity-Based Plans

Under the terms of the Stock Awards Plan and related award agreements, any unvested awards may become vested and, in the case of stock options, exercisable, upon an executive officer’s death or disability or upon a change in control of our company (as defined in the applicable award agreement). We believe these triggering events represent the general market triggering events found in comparable agreements of companies against whom we compete for executive-level talent.

Other Matters

Stock Ownership Guidelines and Hedging Prohibition

The Committee has not implemented stock ownership guidelines for our executive officers. Our Insider Stock Trading Policy discourages, but does not prohibit, executive officers from entering into certain derivative transactions related to our common stock, including transactions in put and call options. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation Decisions

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits our ability to deduct compensation in excess of $1.0 million to a particular named executive officer in any year (other than our Chief Financial Officer). To date, our Board has not adopted a policy requiring all compensation paid to our Named Executive Officers to be deductible. However, we previously requested, and received, shareholder approval of certain material terms of the Stock Awards Plan in 2013 to provide flexibility to the Committee to award performance based compensation that may be exempt from the limitations of Section 162(m) of the Code. Please see “Proposal 3—Approval of the First Amendment to the Stock Awards Plan and the material terms of the Plan, as amended by the First Amendment, for the purpose of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code” for additional information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

Respectfully submitted by the Compensation Committee,

Peter H. Blum (Chairman)

R. Dean Lewis

Marcus Rowland

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our three current executive officers, including our Co- Chief Executive Officers and Chief Financial Officer, and our former President and Chief Executive Officer.

Summary Compensation Table for Fiscal Year Ended January 31, 2016

Name and Principal Position	Fiscal Year Ended January 31	Salary	Bonus	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
		($)	($)	($)	($)	($)	($)
Billy F. Mitcham, Jr.	2016	356,400	—	—	217,399	1,799,726	2,373,525
Former President and Chief Executive Officer(1)	2015	566,500	2,483	208,350	200,640	25,390	1,003,363
	2014	561,000	262,080	219,450	233,700	25,023	1,301,253
Robert P. Capps	2016	282,000	—	—	193,152	14,688	489,840
Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer	2015	309,000	2,310	69,450	100,320	12,884	493,964
	2014	306,000	96,400	73,150	116,850	11,642	604,042
Guy Malden	2016	272,600	—	—	193,152	17,599	483,351
Co-Chief Executive Officer and Executive Vice President Marine Systems	2015	298,700	2,250	69,450	100,320	16,160	486,880
	2014	295,800	88,480	73,150	116,850	16,160	590,440
Paul Guy Rogers	2016	244,400	—	—	36,714	14,708	295,822
Vice President Business Development	2015	267,800	2,280	41,670	66,880	16,000	394,630
	2014	265,200	55,920	47,619	77,900	15,550	462,189

(1)	Mr. Mitcham served as our President and Chief Executive Officer until his death on September 18, 2015. Mr. Capps and Mr. Malden succeeded Mr. Mitcham as Co-Chief Executive Officers.

(2)	This column includes the grant date fair value of the stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016. No stock awards were granted in fiscal 2016.

(3)	This column includes the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016. The 2016 option awards were granted on May 27, 2015 to Messrs. Mitcham, Capps, Malden and Rogers, to Debra Mitcham (in her capacity as an employee and in settlement of amounts owed to Mr. Mitcham as the sole beneficiary of his estate) subsequent to Mr. Mitcham’s death, and on January 12, 2016 to Messrs. Capps and Malden. See “Compensation Discussion and Analysis—Long-Term Equity-Based Incentives” for a description of the material features of these awards.

(4)	All Other Compensation for the fiscal year ended January 31, 2016 consists of the following:

Name	Termination Costs(a)	Life Insurance Premiums	Automobile Costs(b)	Country Club Dues	401(k) Matching Contributions	Total
	($)	($)	($)	($)	($)	($)
Billy F. Mitcham, Jr.	1,781,000	4,572	854	4,600	8,700	1,799,726
Robert P. Capps	—	3,564	—	—	11,124	14,688
Guy Malden	—	3,564	3,282	—	10,753	17,599
Paul Guy Rogers	—	3,810	2,775	—	8,123	14,708

(a)	Termination costs reflect cash severance equal to $1,781,000 that became due pursuant to the terms of the Mitcham Agreement. In connection with Mr. Mitcham’s death, all stock options and shares of restricted stock held by him became fully vested.

(b)	Automobile costs reflect the aggregate incremental cost to us of each Named Executive Officer’s personal use of a company-owned automobile, which is determined by multiplying the Alternate Lease Value, as published by the Internal Revenue Service, by the percentage of personal use mileage for the year.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers under our plans during the fiscal year ended January 31, 2016.

Grants of Plan-Based Awards for the Year Ended January 31, 2016

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
			(#)		($/Sh)	($)
Billy F. Mitcham, Jr	05-27-15		60,000		5.00	110,142
	09-08-15	(2)	65,000	(2)	5.00	107,257
Robert P. Capps	05-27-15		60,000		5.00	110,142
	01-12-16		60,000		2.80	83,010
Guy Malden	05-27-15		60,000		5.00	110,142
	01-12-16		60,000		2.80	83,010
Paul Guy Rogers	05-27-15		20,000		5.00	36,714

(1)	This column includes the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

(2)	Although authorized in connection with the Mitcham Agreement dated September 8, 2015, these options were actually granted subsequent to Mr. Mitcham’s death to Debra Mitcham (in her capacity as an employee and in settlement of amounts owed to Mr. Mitcham as the sole beneficiary of his estate).

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

A discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for fiscal 2016 is provided above under “Compensation Discussion and Analysis.”

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for our Named Executive Officers.

Outstanding Equity Awards as of January 31, 2016

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)
Billy F. Mitcham, Jr.(8)	50,000		—		16.64	3-31-16
	25,000		—		17.70	9-07-17
	75,000		—		4.65	7-23-19
	30,000		—		6.40	5-27-20
	25,000		—		13.73	5-13-21
	30,000		—		19.06	5-16-22
	30,000		—		14.63	5-13-23
	33,000		—		13.89	6-05-24
	60,000		—		5.00	5-27-25
	65,000	(9)	—		5.00	9-08-26
Robert P. Capps	80,000		—		12.57	6-26-16	5,000	(5)	13,650
	15,000		—		17.70	9-07-17
	11,667		—		4.65	7-23-19
	5,000		—		6.40	5-27-20
	15,000		—		13.73	5-13-21
	15,000		—		19.06	5-16-22
	10,000		5,000	(1)	14.63	5-13-23
	5,500		11,000	(2)	13.89	6-05-24
	—		60,000	(3)	5.00	5-27-25
	—		60,000	(4)	2.80	1-12-26
Guy Malden	11,667		—		4.65	7-23-19	5,000	(5)	13,650
	5,000		—		6.40	5-27-20
	15,000		—		13.73	5-13-21
	15,000		—		19.06	5-16-22
	10,000		5,000	(1)	14.63	5-13-23
	5,500		11,000	(2)	13.89	6-05-24
	—		60,000	(3)	5.00	5-27-25
	—		60,000	(4)	2.80	1-12-26
Paul Guy Rogers	15,000		—		16.64	3-31-16	3,300	(6)	9,009
	15,000		—		17.70	9-07-17
	10,000		—		4.65	7-23-19
	15,000		—		6.40	5-27-20
	10,000		—		13.73	5-13-21
	10,000				19.06	5-16-22
	6,668		3,332	(1)	14.63	5-13-23
	3,666		7,334	(2)	13.89	6-05-24
	—		20,000	(3)	5.00	5-27-25

(1)	The remaining unexercisable stock options granted on May 13, 2013 are exercisable as of May 13, 2016.

(2)	The remaining unexercisable stock options granted on June 5, 2014 are exercisable as follows: one-half as of June 5, 2016 and one-half as of June 5, 2017.

(3)	The remaining unexercisable stock options granted on May 27, 2015 are exercisable as follows: one-third as of May 27, 2016; one-third as of May 27, 2017; and one-third as of May 27, 2018.

(4)	The stock options granted on January 12, 2016 become exercisable as follows: one-third on January 12, 2017; one-third on January 12, 2018; and one-third on January 12, 2019.

(5)	Shares of unvested restricted stock become vested as follows: 1,667 on May 13, 2016; 1,667 on June 5, 2016; and 1,666 on June 5, 2017.

(6)	Shares of unvested restricted stock become vested as follows: 1,100 on May 13, 2016; 1,100 on June 5, 2016; and 1,100 on June 5, 2017.

(7)	Based on the closing price of our common stock on the NASDAQ of $2.73 on January 31, 2016.

(8)	Due to Mr. Mitcham’s death on September 18, 2015, all outstanding restricted stock awards held by him became fully vested and all outstanding options held by him became immediately exercisable in full for the remainder of their original term by Mr. Mitcham’s estate.

(9)	This fully vested option award was granted subsequent to Mr. Mitcham’s death to Debra Mitcham (in her capacity as an employee and in settlement of amounts owed to Mr. Mitcham as the sole beneficiary of his estate).

Option Exercises and Stock Vested

The following table provides information concerning each option exercise and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended January 31, 2016 on an aggregated basis with respect to each of our Named Executive Officers.

Option Exercises and Stock Vested for the Year Ended January 31, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
	(#)	($)	(#)	($)
Billy F. Mitcham, Jr.	—	—	25,000	97,850
Robert P. Capps	—	—	3,333	16,437
Guy Malden	—	—	3,333	16,437
Paul Guy Rogers	—	—	2,200	10,846

(1)	Calculated based upon the closing price of our common stock on the NASDAQ as of the date of exercise or vesting, as applicable. Due to Mr. Mitcham’s death on September 18, 2015, all outstanding restricted stock awards held by him became fully vested.

Potential Payments upon Termination or Change in Control

We have entered into arrangements with certain of our Named Executive Officers that provide additional payments and/or benefits upon a change in control of our company and/or in connection with the termination of the Named Executive Officer’s employment. These agreements consisted of the Mitcham Agreement for Mr. Mitcham and consist of the award agreements governing the officers’ equity awards for all other Named Executive Officers. The following is a discussion of each of these arrangements and their applicability to a termination of employment and/or a change in control of our company. Unless otherwise provided, the dollar amounts disclosed assume that the triggering event for the payment(s) and/or benefit(s) was January 31, 2016, and the closing price of our stock on the NASDAQ on that day was $2.73. As a result, other than with respect to Mr. Mitcham, the dollar amounts disclosed are merely estimates of the amounts or benefits that would be payable to the Named Executive Officers upon their termination or a change in control of our company. The actual dollar amounts can only be determined at the time of the Named Executive Officer’s termination or the change in control. With respect to Mr. Mitcham, the dollar amounts disclosed below under “—Death of Mr. Mitcham” are the actual amounts paid or owed to Mr. Mitcham upon his death on September 18, 2015.

Death of Mr. Mitcham

As described above under “Compensation Discussion and Analysis—Employment Agreements, Severance Benefits and Change in Control Provisions—Employment Agreement with Billy F. Mitcham, Jr.,” the Mitcham Agreement entitled Mr. Mitcham to certain termination payments and benefits upon a qualifying termination of employment. Upon Mr. Mitcham’s death on September 18, 2015, the following payments and benefits accrued or became due to Mr. Mitcham:

●	A termination payment in an amount equal to $350,000.

●

A severance payment in an amount equal to (i) the base salary otherwise payable to Mr. Mitcham for the remaining term of the Mitcham Agreement (or $1,431,383) plus (ii) a pro-rated portion of Mr. Mitcham’s annual bonus that would have been payable for the year of termination (or $0, since no annual bonuses were payable for fiscal 2016). Thus, the total severance payment equals $1,431,383.

●

Continued participation for the remainder of the term of the Mitcham Agreement in our group health benefit plans (including but not limited to medical, dental and vision) at the cost for employee and spousal coverage in effect for active employees.

●

All stock options and shares of restricted stock held by Mr. Mitcham at the time of his death became fully vested. Mr. Mitcham did not receive any value in connection with the acceleration of his unvested stock options as the exercise price of such options exceeded the closing price of our common stock on the NASDAQ on September 18, 2015 ($3.74). The value of the acceleration of the 15,000 unvested restricted shares held by him at the time of his death was equal to $56,100, based on the closing price of our common stock on the NASDAQ on September 18, 2015.

Equity-Based Plans and Awards

Outstanding stock options and shares of restricted stock awarded to the Named Executive Officers under our Stock Awards Plan will become fully vested and, in the case of stock options, exercisable, upon the Named Executive Officer’s death or termination of employment due to disability or upon a change in control of our company. Such options that become vested and exercisable due to death or disability will remain exercisable until the earlier to occur of (1) the end of the original term of the option or (2) the date that is one-year following the date of death or termination of employment due to disability, as applicable; options that become vested and exercisable due to a change of control will remain exercisable for the applicable term as provided under the option award agreement. Any unvested shares of restricted stock and any outstanding stock options (whether vested or unvested) will be cancelled without payment if the Named Executive Officer is terminated for cause. If the Named Executive Officer is terminated for any reason other than death or disability, (1) any unvested shares of restricted stock or unvested stock options will be cancelled without payment, and (2) any vested stock options will not be cancelled but will remain exercisable for the lesser of the original term of the option or the three-month period following the date of termination.

For purposes of our Stock Awards Plan, termination for cause will result if: (1) the Named Executive Officer acts dishonestly, and the direct or indirect consequence (or intended consequence) of such action is a personal enrichment to that executive at the expense of our company or any affiliate, (2) the Named Executive Officer is unable to perform his duties in a satisfactory manner (as determined in good faith by our Board) or (3) the Named Executive Officer fails to consistently perform his duties at a level that our Board has, by written notice, informed the officer is expected from him. A Named Executive Officer will be considered “disabled” if he becomes entitled to benefits under our long-term disability plan.

Pursuant to our Plan, a change in control may occur in two ways. If an equity award is subject to Section 409A of the Code, any event that would be considered a change in control under Section 409A of the Code qualifies as a change in control. If the equity award is not subject to Section 409A of the Code, a change in control means the occurrence of any of the following events:

●	we are not the surviving entity in any merger, consolidation or other reorganization (or we survive only as a subsidiary);

●	we sell, lease or exchange all or substantially all of our assets to a third party;

●	we dissolve or liquidate our company;

●	any person or entity acquires ownership of our securities which represent 35% or more of the voting power of our then outstanding securities entitled to vote in the election of directors; or

●

a change in the composition of our Board where less than the majority of the directors are “incumbent directors.” An “incumbent director” is any director as of the date the Plan was adopted or, generally, any director who is elected to our Board after such time by the vote of at least a majority of the directors in place at the time of the Plan’s adoption.

Other than with respect to Mr. Mitcham, the following chart shows the amounts that each of our Named Executive Officers would have received due to the accelerated vesting on January 31, 2016 for a termination of employment due to death or disability or a change in control. Amounts received by or owed to Mr. Mitcham upon his death on September 18, 2015 are described and quantified above under “Potential Payments Upon Termination or Change in Control—Death of Mr. Mitcham.” In order for our Named Executive Officers to receive value from the acceleration of vesting for stock options, the value of the stock on January 31, 2016 (the date of the accelerated vesting and hypothetical exercise of such options) must be greater than the exercise price of the option. As of January 31, 2016, none of the Named Executive Officers held unvested stock options with an exercise price below $2.73 (the closing price of our stock on the NASDAQ on that day). As a result, none of the Named Executive Officers would receive value from the acceleration of vesting for stock options on January 31, 2016 and, consequently, no value is shown in the table below for accelerated stock options.

Value of Accelerated Equity Awards as of January 31, 2016

Name	Number of Securities (#)	Value(1) ($)
Robert P. Capps
Restricted Stock	5,000	13,650
Stock Options	—	—
Total	5,000	13,650
Guy Malden
Restricted Stock	5,000	13,650
Stock Options	—	—
Total	5,000	13,650
Paul Guy Rogers
Restricted Stock	3,300	9,009
Stock Options	—	—
Total	3,300	9,009

(1)	The values for the restricted stock were calculated by multiplying (a) the number of unvested restricted stock held by each officer on January 31, 2016 by (b) $2.73, the closing price of our stock on that day. As described in the narrative above, no unvested stock options were “in the money” as of January 31, 2016.

DIRECTOR COMPENSATION

General

Each year, the Compensation Committee reviews the total compensation paid to our non-employee directors and the Non- Executive Chairman of our Board. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to fairly compensate directors for their service. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments and strategic initiatives within our company; and (3) the risks associated with fulfilling their fiduciary duties.

The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended January 31, 2016. Messrs. Mitcham and Capps, who are or were our full-time employees, received no compensation for serving as directors.

Director Compensation for the Year Ended January 31, 2016

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Total
	($)	($)	($)	($)
Peter H. Blum	103,000	—	85,600	188,600
John F. Schwalbe(2)	45,500	—	27,500	73,000
R. Dean Lewis	51,500	—	64,900	116,400
Robert J. Albers	51,500	—	85,600	137,100
Thomas S. Glanville(3)	18,000	—	118,600	136,600
Marcus Rowland(3)	17,500	—	118,600	136,100

(1)	This column includes the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 determined without regard to forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016. The 2016 option awards were granted on May 27, 2015 to Messrs. Blum, Schwalbe, Lewis and Albers, on October 6, 2015 to Messrs. Glanville and Rowland and on January 12, 2016 to Messrs. Blum, Lewis, Albers, Glanville and Rowland. As of January 31, 2016, Messrs. Blum, Lewis, Albers, Glanville and Rowland held a total of 247,000, 116,665, 125,000, 72,000 and 72,000 unexercised stock options, respectively.

(2)	Mr. Schwalbe resigned from the Board effective September 15, 2015.

(3)	Messrs. Glanville and Rowland were appointed to the Board effective September 8, 2015, when the Board elected to increase its size from six to eight directors. Accordingly, the compensation reported has been prorated for each director’s period of service on the Board.

Retainer and Fees

Each non-employee director receives the following compensation:

	Amount Prior to June 1, 2015	Amount Subsequent to June 1, 2015
	$	$
Annual retainers:
Each Board member	35,000	28,000
Non-executive chairman	60,000	48,000
Member of Audit Committee	7,500	7,500
Chairman of Audit Committee	5,000	5,000
Member of Compensation Committee	4,000	4,000
Chairman of Compensation Committee	4,000	4,000
Each Board meeting attended	2,000	2,000

In May 2015, in light of our company’s recent financial performance, the challenging environment facing our company and adjustments to the base salaries of our Named Executive Officers, our Board adjusted the compensation received by our non-employee directors as indicated in the table above.

Equity-Based Compensation

In addition to cash compensation, our non-employee directors are eligible, at the discretion of our full Board, to receive discretionary grants of stock options or restricted stock or any combination thereof under our equity compensation plans. For the fiscal year ended January 31, 2016, the Board granted our non-employee directors stock options under our Stock Awards Plan. Specifically, on May 27, 2015, our Board granted 15,000 options each to Messrs. Blum, Schwalbe, Lewis and Albers at an exercise price of $5.00. The options vest as follows: one-third on May 27, 2016, one-third on May 27, 2017 and one-third on May 27, 2018. On October 6, 2015, our Board granted 45,000 options each to Messrs. Glanville and Rowland. Of the 45,000 options granted to each of Messrs. Glanville and Rowland, 30,000 were granted at an exercise price of $3.88 and 15,000 were granted at an exercise price of $5.00. These options vest as follows: one-third on October 6, 2016, one-third on October 6, 2017 and one-third on October 6, 2018. Last, on January 12, 2016, our Board granted 42,000 options each to Messrs. Blum and Albers and 27,000 options each to Messrs. Lewis, Glanville and Rowland at an exercise price of $2.80. These options vest as follows: one-third on January 12, 2017, one-third on January 12, 2018 and one-third on January 12, 2019.

PROPOSAL 2: APPROVAL OF THE FIRST AMENDMENT TO THE STOCK AWARDS PLAN AND THE MATERIAL TERMS OF THE PLAN, AS AMENDED BY THE FIRST AMENDMENT,

FOR THE PURPOSE OF COMPLYING WITH THE STOCKHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background and Purpose of the Proposal

The Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (the “Plan”) was previously adopted by the Board and approved by our shareholders to be effective May 30, 2006, subsequently amended and restated on July 23, 2009, further amended on July 28, 2011 and July 25, 2013.

At the Annual Meeting, our shareholders will be asked to approve the First Amendment to the Plan, to be effective July 20, 2016, if approved (the “Effective Date”). The purpose of the First Amendment is to authorize an additional 200,000 shares to be utilized for awards pursuant to the Plan. At the Annual Meeting, our shareholders will also be asked to approve the material terms of the Plan, as amended by the First Amendment, for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). We believe approval of this proposal is advisable in order to (1) ensure we have an adequate number of shares available in connection with our compensation programs and (2) allow us to grant awards that may qualify as “performance-based compensation” under Section 162(m). If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the 200,000 shares available for issuance pursuant to the First Amendment.

The use of stock-based awards under the Plan continues to be a key element of our compensation program. The Plan currently authorizes a total of 2,449,864 shares for issuance in connection with awards under the Plan, but as of May 12, 2016, only 210,255 shares remain available. The closing market price of our common stock as of May 12, 2016 was $3.51 per share, as reported on NASDAQ. The Compensation Committee is concerned that there are not sufficient shares available for issuance under the Plan to meet our needs for future grants during the coming years, and an increase in available shares is appropriate to continue to assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, consultants, and non-employee directors and maintaining a competitive edge in today’s volatile business environment. The increase of 200,000 shares was determined subjectively by the Committee based on the number of shares currently available, the number of shares expected to become available in the next twelve months due to option expirations. The Committee feels it important to have adequate shares available to appropriately compensate current and future employees.

In addition to the approval of the First Amendment to authorize an additional 200,000 shares to be utilized for awards pursuant to the Plan, our shareholders are being asked to approve the material terms of the Plan, as amended by the First Amendment, so that awards granted under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by us and our subsidiaries. Although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully deductible, the Plan is intended, in part, to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order to qualify for this exemption, the regulations under Section 162(m) require that the material terms of the Plan be periodically disclosed to and approved by our shareholders. Under the Section 162(m) regulations, the material plan terms of the Plan are (i) the maximum amount of compensation that may be paid to an individual under the Plan during a specified period, (ii) the employees eligible to receive compensation under the Plan, and (iii) the business criteria on which the performance goals are based. We intend that awards under the Plan may be designed to qualify for exemption from the deduction limitations of Section 162(m), in the event we choose to structure compensation in a manner that will satisfy the “performance-based compensation” exemption to Section 162(m). Accordingly, we are asking shareholders to approve the material terms of the Plan, as amended by the First Amendment, for Section 162(m) purposes so that awards under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be deductible by us.

The material terms of the Plan for Section 162(m) purposes that the shareholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “Summary of the Amended Plan—Maximum Amount of Compensation that May be Paid to a Participant,” (ii) the eligible employees are described in the section entitled “Summary of the Amended Plan—Persons Who May Participate,” and (iii) the business criteria are described in the section entitled “Summary of the Amended Plan—Performance Awards.” The First Amendment does not change or modify any of the Section 162(m) material terms of the Plan.

Consequences of Failing to Approve the Proposal

The First Amendment will not be implemented unless it is approved by our shareholders. If the First Amendment is not approved by our shareholders, the Plan will remain in effect in its present form. Failure of our shareholders to approve this proposal also will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan.

Summary of the Amended Plan

The following summary of the Plan, as amended by the First Amendment (referred to as the “Amended Plan”), does not purport to be a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (1) the current Plan document, which is filed as Appendix A to our definitive proxy statement on Schedule 14A filed on May 31, 2013, and (2) the First Amendment, which is attached to this proxy statement as Appendix A. The Amended Plan gives the Compensation Committee the ability to award stock options, restricted stock, performance awards, phantom awards, stock appreciation rights, stock awards, and other stock-based awards. Unless earlier terminated by action of our Board, the Amended Plan will terminate on May 15, 2023. Awards granted before the termination date of the Amended Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate

Awards may be made under the Amended Plan to our employees, consultants, the employees and consultants of our subsidiaries, and our non-employee directors. Only individuals who are our employees or who are employees of one of our corporate subsidiaries are eligible to receive incentive stock options. The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. As of May 12, 2016, approximately 80 of our employees, no consultants, 150 employees of our subsidiaries, no consultants of our subsidiaries, and five of our non-employee directors were eligible to participate in the Plan.

Shares Subject to the Amended Plan

The total aggregate number of shares of our common stock available for grant of awards under the Amended Plan will not exceed 2,649,864 shares (the “Share Pool”). Of this total Share Pool, the number of additional shares requested pursuant to the First Amendment is 200,000. The maximum number of shares of common stock available for grant of awards under the Amended Plan is subject to adjustment for corporate events such as recapitalizations, stock splits, stock dividends and other corporate events. See “Awards under the Amended Plan—Corporate Events” below.

The following awards and payouts will reduce, on a one share for one share basis, the number of shares authorized for issuance under the Share Pool: (1) any awards granted prior to May 15, 2013 and (2) any awards of options and stock appreciation rights granted on or after May 15, 2013. Any awards of restricted stock, performance awards, phantom stock, stock awards, and other stock-based awards granted on or after May 15, 2013 reduce the number of shares authorized for issuance under the Share Pool on a 1.60 share for one share basis.

If an award granted under the Amended Plan expires, is forfeited or becomes unexercisable for any reason, the undelivered shares of common stock that were subject to the award will be restored and available for future awards under the Amended Plan; provided that the restoration will, as applicable, be on a one share for one share basis to the extent that such award reduced the Share Pool on a one share for one share basis or be on a 1.60 share for one share basis to the extent that such award reduced the Share Pool on a 1.60 share for one share basis. The number of shares available for grant of awards under the Amended Plan will not be increased by (1) the number of shares of common stock not issued or delivered as a result of net settlement of an outstanding stock option or stock appreciation right; (2) the number of shares delivered or withheld to pay the exercise price of any award or tax withholding obligations; or (3) the number of shares repurchased on the open market with the proceeds of option exercise prices. However, with respect to awards outstanding prior to May 15, 2013, shares tendered or withheld to satisfy any tax withholding or exercise price obligations with respect to such awards will be available for issuance under future awards, subject to the overall share reservation limitation. Our common stock issued or to be issued under the Amended Plan consists of authorized but unissued shares.

Maximum Amount of Compensation that May be Paid to a Participant

The maximum number of shares of common stock that may be subject to incentive stock options granted under the Amended Plan is 2,649,864. The maximum number of shares of common stock that may be subject to all awards granted to any one participant in each fiscal year is 125,000 shares. The maximum amount of dollar-denominated awards that may be granted to any one participant in each fiscal year is $2,000,000, as valued on the date of grant.

Administration

The Amended Plan provides for administration by the Compensation Committee of the Board, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3) who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m)). The Board retains the discretion to designate another committee to administer the Amended Plan. The Compensation Committee has the full authority, subject to the terms of the Amended Plan, to establish rules and regulations for the proper administration of the Amended Plan, to select the employees and consultants to whom awards are granted, and to determine the type and terms of awards. However, the Board alone has the authority to administer the Amended Plan with respect to awards to directors.

Awards under the Amended Plan

Stock Options

The Amended Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and stock options that do not qualify as incentive stock options (i.e., nonqualified stock options). The exercise price of each stock option may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The term of each stock option is fixed at the time of grant and may not exceed 10 years from the date of grant. The Compensation Committee determines the time or times at which option may be exercised. In general, a participant may pay the exercise price of an option in cash or in cash equivalents, by tendering shares of common stock having an aggregate fair market value at the time of exercise equal to the total exercise price, by surrendering a sufficient portion of the shares with respect to which the option is exercised having an aggregate fair market value at the time of exercise equal to the total exercise price, by a sale through a broker-dealer or in a combination of these forms, as permitted by the Compensation Committee. The Amended Plan prohibits the repricing of stock options without shareholder approval. Stock options are not eligible to receive dividends or dividend equivalent rights (“DERs”).

Restricted Stock

A restricted stock award is an award of shares that is subject to one or more restrictions, including, without limitation, a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and prohibitions regarding the transferability of the shares, for a period to be determined by the Compensation Committee. The Compensation Committee has the discretion to determine the terms of any restricted stock award including the number of shares subject to the award, the price (if any) paid for shares subject to the award and the minimum period over which a restricted stock award may be vested. Participants holding shares subject to restricted stock awards may receive dividends.

Performance Awards

The Amended Plan provides for the grant of performance awards, ultimately payable in common stock or cash (or a combination thereof), as determined by the Compensation Committee. Performance awards are conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that is not shorter than one year. The applicable award agreement will specify the amount, or the formula for determining the amount, that may be earned under the performance award, the performance criteria and level of achievement versus the performance criteria that will determine the amount payable under the performance award, the performance period over which performance is measured, and such other terms and conditions as the Compensation Committee may determine. Performance awards to Covered Employees or to individuals who are likely to be Covered Employees may be designed to qualify as “performance-based compensation” under Section 162(m) to the extent the Compensation Committee so designates. In the discretion of the Compensation Committee, dividends or DERs may be awarded in connection with a performance award. If awarded, dividends and DERs may accrue in a cash bookkeeping account (with or without) interest during the applicable performance period, but neither dividends nor DERs may be paid to the participant on such performance award until the applicable performance goals have been determined to be achieved by the Compensation Committee.

Performance goals set by the Compensation Committee may relate to one or more of the following objective performance criteria (“Performance Criteria”) that the Compensation Committee determines is appropriate: (1) net earnings (either before or after interest, taxes, depreciation and/or amortization), (2) sales, (3) revenue, (4) net income (either before or after taxes), (5) operating earnings, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) cash flow return on capital, (8) return on net assets, (9) return on shareholders’ equity, (10) return on assets, (11) return on capital, (12) shareholder returns, (13) return on sales, (14) gross or net profit margin, (15) expense margins, (16) cost reductions, (17) controls or savings, (18) operating efficiency, (19) working capital, (20) strategic initiatives, (21) economic value added, (22) earnings per share, (23) earnings per share from operations, (24) price per share of stock, and (25) market share. Performance goals may be based on attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as determined by the Compensation Committee. Performance Criteria will be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement, will be subject to adjustment for specified significant extraordinary items or events. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of our company or any subsidiary, division, unit or product line thereof. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, will be determined by the Compensation Committee, in its sole discretion, at the time of grant.

Phantom Stock

Phantom stock awards are awards of rights to receive amounts equal to a specified number of shares. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria or other specified criteria, including the passage of time as the Compensation Committee may specify. Payment of phantom stock awards may be made in cash, shares or any combination thereof, as determined by the Compensation Committee in its discretion, and will be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share on the payment date. A phantom stock award may include DERs in the discretion of the Compensation Committee. DERs are rights to receive an amount of cash equal to the value of any dividends made on shares during the period the phantom stock award is outstanding. Payment of DERs may be made subject to the same vesting terms as the tandem phantom stock award or may have different vesting and payment terms, in the discretion of the Compensation Committee.

Stock Appreciation Rights

A stock appreciation right provides the right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation Committee and specified in the applicable award agreement. The term of a stock appreciation right will not exceed 10 years. Stock appreciation rights may not be re-priced without shareholder approval. Stock appreciation rights are not eligible to receive dividends or DERs.

Stock Awards

Stock awards are unrestricted shares issued to a participant and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of the participant.

Other Stock-Based Awards

Other stock-based awards are awards that the value of which is based in whole or in part on a share. The Compensation Committee may set such vesting and/or performance criteria as it chooses with respect to such award. Upon vesting, the award may be paid in shares, cash or any combination thereof, as decided by the Compensation Committee.

Tax Withholding

A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to us. The Compensation Committee may permit tax withholding obligations to be satisfied by having our company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to surrender previously acquired shares.

Amendment and Termination

Our Board may amend, suspend or terminate the Amended Plan at any time and for any reason. Amendments to the Amended Plan will be submitted for shareholder approval if an amendment increases the maximum number of shares available under the Amended Plan. No amendment to the Amended Plan or awards may adversely affect in any material way any outstanding award without the consent of the holder of such award. In addition, shareholder approval will generally be required for any amendment that reduces the exercise price of an option or stock appreciation right.

Corporate Events

We may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended Plan, including the individual limitations on awards, to reflect recapitalizations, reorganizations, mergers, spin-offs, combinations, repurchases, exchange of shares or other securities, or other similar corporate transactions. In addition, the Compensation Committee may take such other action with respect to outstanding awards that it deems appropriate, including termination of the award in exchange for cash or replacement of such award with other rights or property. Unless provided otherwise in an applicable award agreement, in the event of a “change in control” (as defined in the Amended Plan), the vesting of all awards will be accelerated and any performance criteria will be deemed to be achieved to the maximum extent possible.

Repricing Prohibited

Neither the Board nor the Compensation Committee may provide for the repricing or exchange of underwater options or stock appreciation rights for cash consideration, other awards, or options or stock appreciation rights with an exercise price that is less than the original exercise price of such underwater options or stock appreciation rights, unless such repricing or exchange receives the approval of a majority of the holders of our common stock.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonqualified Options; Stock Appreciation Rights

Participants will not realize taxable income upon the grant of a nonqualified stock option or a stock appreciation right. Upon the exercise of a nonqualified stock option or a stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the common stock received, over (2) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a stock appreciation right, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences—Tax Code Limitations on Deductibility” below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Federal Income Tax Consequences—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonqualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise that equals the number of shares of previously held common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an nonqualified stock option or incentive stock option, the tax consequences of the reload option will be as provided above for a nonqualified stock option or incentive stock option, depending on whether the reload option itself is a nonqualified stock option or incentive stock option.

The Internal Revenue Service (“IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or stock appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (1) the annual exclusion of $14,000 (for 2016, subject to adjustment in future years) per donee, (2) the transferor’s lifetime unified credit or (3) the marital or charitable deduction rules. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of stock appreciation rights.

Phantom Stock Awards; Restricted Stock Awards; Stock Awards; Cash Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of an award in the form of a phantom stock award denominated in shares, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares in satisfaction of the phantom stock award in an amount equal to the cash or the fair market value of the shares received. In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a restricted stock award, or stock award in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the shares first becomes transferable or no longer subject to a substantial risk of forfeiture in cases where a participant does not make an valid election under Section 83(b) of the Code or (2) when the shares are received in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for common stock or cash received. Dividends that are received by a participant before the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to “covered employees” of a publicly traded corporation to $1,000,000 for any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to shares of common stock that exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period that exceeds a specified limitation. Specifically, under the terms of the Amended Plan, a participant who receives an award or awards intended to satisfy the “performance-based compensation” exception to the $1,000,000 deductibility limitation may not receive performance-based awards relating to more than 125,000 shares of common stock or, with respect to awards not related to shares of common stock, $2,000,000, in any given fiscal year. Although the Amended Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Summary of the Amended Plan—Awards under the Amended Plan—Performance Awards.”

Requirements Regarding Deferred Compensation

Certain of the benefits under the Amended Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code. Failure to comply with the requirements of Section 409A regarding the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and being subject to substantial penalties.

New Plan Benefits and Previously Awarded Options

The awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Amended Plan. Therefore, a New Plan Benefits Table is not provided.

We made annual equity awards under the Plan in our fiscal year ended January 31, 2016 to the Named Executive Officers, non-employee directors and to other eligible employees. The fiscal 2016 grants to the Named Executive Officers are reflected in the “Grants of Plan-Based Awards for the Year Ended January 31, 2016” table in the “Executive Compensation” section of this proxy statement. The fiscal 2016 grants to non-employee directors are reflected in the “Director Compensation for the Year Ended January 31, 2016” table in the “Director Compensation” section of this proxy statement.

The following table sets forth, for the Named Executive Officers and certain other groups, all shares underlying outstanding stock options awarded before May 12, 2016, under the Plan. No awards have been granted under the Plan to any associate of a non-employee director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of awards granted under the Plan; thus, the table below does not include these individuals.

Named Executive Officer	Number of Stock Options Granted
(#)
Billy F. Mitcham, Jr.	373,000
Former President and Chief Executive Officer
Robert P. Capps	293,167
Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer
Guy Malden	198,168
Co-Chief Executive Officer, Executive Vice President Marine Systems
Paul Guy Rogers	101,000
Vice President Business Development
All Current Executive Officers as a Group	592,335
All Current Directors as a Group (other than Executive Officers)	632,665
All Employees (including Officers other than Executive Officers)	741,235

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information about each of our equity compensation plans as of January 31, 2016:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance (excluding securities reflected in column (A))
		($)
Equity compensation plans approved by security holders	71,950	16.64	—
Stock Awards Plan	1,934,833	9.19	210,255
Equity compensation plans not approved by security holders	—	—	—
Total	2,006,783	9.46	210,255

Our Board recommends a vote “FOR” the approval of the First Amendment to the Plan and the Section 162(m) material terms thereof.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve, on the advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Based on the shareholder vote on the frequency of an advisory vote on executive compensation that took place at our 2012 Annual Meeting, our Board determined to hold the vote on executive compensation annually until the next shareholder vote on the frequency of such advisory vote. Thus, our shareholder advisory vote to approve executive compensation currently takes place annually, and the next such vote will take place at our 2017 Annual Meeting.

We have designed our compensation programs to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term shareholder value. To achieve these goals, our executive compensation decisions are based on the following principal objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers that are key to our long-term success

We analyze compensation packages provided to the officers of other companies in our industry and with whom we compete for management level employees. Based on this analysis, we attempt to provide a base compensation package that is competitive with those companies.

Rewarding individual performance by ensuring a meaningful link between our operational performance and the total compensation received by our officers

We consider our overall financial performance and the performance of each individual when determining cash incentive awards, and did not pay annual cash bonus awards for fiscal 2016. A meaningful portion of incentive compensation consists of long-term equity awards.

Avoiding policies and practices that create risks that might have a material adverse effect on us

We do not award multi-year guaranteed bonuses or disproportionate equity grants that provide unlimited upside with no downside. We do not utilize specific performance metrics in determining compensation, other than setting a minimum EBITDA performance goal for payout of our fiscal 2016 cash bonuses, which was not attained.

Avoiding the creation of an environment that might cause undue pressure to meet specific financial goals

We do not use specific prospective financial targets in determining compensation awards, other than setting a minimum EBITDA performance goal for payout of our fiscal 2016 cash bonuses, which was not attained.

We do not engage in certain compensation practices, including the following: (1) the re-pricing of underwater stock options; (2) excessive perquisites; (3) liberal change in control provisions; and (4) tax gross-ups. During the fiscal year ended January 31, 2016, our financial results were less than in the previous two years. However, we did generate cash flow from operating activities and maintained a strong and secure financial position. In response to the lower financial performance, the incentive compensation awards to our Named Executive Officers for fiscal 2016 were reduced significantly—specifically, we did not pay annual cash bonuses for fiscal 2016, we did not grant “full value” equity awards in the form of restricted stock, and we awarded premium-priced options to our Named Executive Officers. In addition, the base salary of each of our Named Executive Officers was reduced by 15% effective June 1, 2015.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and to review the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information of the compensation of our Named Executive Officers for fiscal 2016. The Compensation Committee and our Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to our long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to adopt the following resolution at the 2016 Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Mitcham Industries, Inc. approve, on an advisory basis, the compensation of Mitcham Industries, Inc.’s Named Executive Officers as disclosed in Mitcham Industries, Inc.’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and disclosure.”

This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on our Board or our Compensation Committee, will not overrule any decisions made by our Board or our Compensation Committee, or require our Board or its Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board recommends a vote “FOR” the adoption of the advisory resolution approving the compensation of our Named Executive Officers.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hein & Associates LLP as our independent registered public accounting firm to conduct our audit for the fiscal year ending January 31, 2017.

The engagement of Hein & Associates LLP has been recommended by the Audit Committee and approved by our Board annually. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016, and has recommended, and our Board has approved, their inclusion therein. See “Audit Committee Report” included elsewhere in this proxy statement.

Although shareholder ratification of the selection of Hein & Associates LLP is not required, the Audit Committee and our Board consider it desirable for our shareholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our shareholders and us.

One or more representatives of Hein & Associates LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Hein & Associates LLP are expected to be available to respond to appropriate questions.

Our Board recommends a vote “FOR” the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017.

FEES AND EXPENSES OF HEIN & ASSOCIATES LLP

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by Hein & Associates LLP, our independent registered public accounting firm, for the fiscal years ended January 31, 2016 and January 31, 2015:

	2016	2015
Audit fees(1)	$319,063	$438,701
Audit-related fees	26,164	—
Tax fees	—	—
All other fees	—	—

Total Fees	$345,227	$438,701

(1)	Includes the audit of our annual consolidated financial statements and the review of our Quarterly Reports on Form 10-Q.

The Audit Committee also has approved a policy that requires committee pre-approval of the compensation and terms of service for audit services and any permitted non-audit services based on ranges of fees, and any changes in terms, conditions and fees resulting from changes in audit scope or other matters. Any proposed audit or non-audit services exceeding the pre-approved fee ranges require additional pre-approval by the Audit Committee or its chairman. All of the above fees were pre-approved pursuant to this policy.

AUDIT COMMITTEE REPORT

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Mitcham Industries, Inc.

The Board of Directors, in its business judgment, has determined that each of Messrs., Lewis, Albers, Rowland and Glanville is an independent director, as that term is defined in Rule 5605 of the NASDAQ Marketplace Rules, and meets the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Glanville has the necessary accounting and financial expertise to serve as chairman. The Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” following a determination that they each met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

●

reviewed and discussed the audited financial statements contained in Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 with management and the independent registered public accounting firm, Hein & Associates LLP;

●

discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board;

●

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm; and

●	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

Respectfully submitted by the Audit Committee,

Thomas S. Glanville (Chairman)

R. Dean Lewis

Robert J. Albers

Marcus Rowland

2016 ANNUAL REPORT

A copy of our 2016 Annual Report to Shareholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2016, accompanies this proxy statement. Except for the financial statements included in the 2016 Annual Report that are specifically incorporated by reference herein, the 2016 Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our Form 10-K for the fiscal year ended January 31, 2016 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at www.mitchamindustries.com. Upon written request by a shareholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to the Securities and Exchange Commission’s rules and regulations, shareholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2017 Annual Meeting of Shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, shareholder proposals must be received by our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175 no later than Monday, February 6, 2017 to be eligible for inclusion in our proxy materials.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in Sections 13 and 14 of our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2017 Annual Meeting of Shareholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A shareholder making a nomination for election to our Board or a proposal of business for the 2017 Annual Meeting of Shareholders must deliver proper notice to our Corporate Secretary not less than 70 days nor more than 100 days prior to the meeting. For additional information about shareholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”

Detailed information for submitting shareholder proposals and director nominations is available upon written request to our Corporate Secretary at our principal executive offices at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 20, 2016.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2016 are available at www.proxyvote.com

APPENDIX A

PROPOSED FIRST AMENDMENT TO THE STOCK AWARDS PLAN

FIRST AMENDMENT TO THE

MITCHAM INDUSTRIES, INC.

AMENDED AND RESTATED STOCK AWARDS PLAN

This First Amendment (the “First Amendment”) to the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (the “Plan”), is made effective as of [●], 2016 (the “Amendment Effective Date”), by Mitcham Industries, Inc., a Texas corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted a prior version of the Plan effective as of May 30, 2006 (the “Prior Plan”) under which the Company became authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its subsidiaries;

WHEREAS, the Company, with approval of the Company’s stockholders and in connection with the amendment and restatement of the Prior Plan, adopted the Plan effective as of May 15, 2013;

WHEREAS, Section 7.1 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan to increase the number of common shares, par value $0.01 per share, of the Company (the “Shares”) available for awards under the Plan, with the approval of the Company’s shareholders; and

WHEREAS, the Board now desires to amend the Plan to increase the number of Shares available for grant under the Plan by 200,000, subject to approval by the Company’s shareholders at the annual meeting of the Company on July 20, 2016.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:

1. Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

4.1. Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 2,649,864 (the “Share Pool”). If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (Restricted Stock awards shall not be considered “delivered Shares” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall be restored to the Share Pool and again be Shares that may be issued with respect to Awards granted under the Plan; provided, that the restoration shall, as applicable, be on a one Share for one Share basis to the extent that such Award reduced the Share Pool on a one Share for one Share basis or be on a 1.60 Share for one Share basis to the extent that such Award reduced the Share Pool on a 1.60 Share for one Share basis. With respect to outstanding Awards granted prior to May 15, 2013, Shares tendered to or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an Award shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. With respect to Awards granted on and after May 15, 2013: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares tendered or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an outstanding Option or SAR, and (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for issuance under future Awards. In the discretion of the Committee, all 2,649,864 Shares (as adjusted, if applicable) may be issued under the Plan pursuant to ISOs.

2. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

MITCHAM INDUSTRIES, INC.

Name:

Title:

MITCHAM INDUSTRIES, INC. 8141 SH 75 SOUTH HUNTSVILLE, TX 77340
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M94088-P67825
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
MITCHAM INDUSTRIES, INC.
The Board of Directors recommends you vote FOR the following:
1. ELECTION OF DIRECTORS Nominees:
01) Peter H. Blum
02) Robert P. Capps
03) R. Dean Lewis
04) Robert J. Albers
05) Thomas S. Glanville
06) Marcus Rowland
For Withhold For All To withhold authority to vote for any individual
All All Except nominee(s), mark “For All Except” and write the number(s)
of the nominee(s) on the line below.
For Against Abstain
The Board of Directors recommends you vote FOR the following proposal:
2. APPROVE (A) AN AMENDMENT TO THE MITCHAM INDUSTRIES, INC. AMENDED AND
RESTATED STOCK AWARDS PLAN (THE “PLAN”) AND (B) THE MATERIAL TERMS OF THE PLAN PURSUANT TO SECTION 162 (M) OF THE INTERNAL REVENUE CODE.
The Board of Directors recommends you vote FOR the following proposal:
3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. The Board of Directors recommends you vote FOR the following proposal:
4. RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS MITCHAM INDUSTRIES, INC.‘S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2017.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Yes No
Please indicate if you plan to attend this meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JULY 20, 2016.
The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2016 are available at www.proxyvote.com
M94089-P67825
MITCHAM INDUSTRIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JULY 20, 2016 AT 9:00 AM LOCAL TIME
The undersigned hereby constitutes and appoints Robert P. Capps and Peter H. Blum, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the common stock of Mitcham Industries, Inc. held of record by the undersigned on May 24, 2016, as if personally present at the Annual Meeting of Shareholders to be held on Thursday, July 20, 2016, and any adjournment or postponement thereof, as designated on the reverse.
Each signatory to this proxy acknowledges receipt from Mitcham Industries, Inc., prior to execution of this proxy, of a notice of Annual Meeting of Shareholders and a proxy statement dated June 6, 2016.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, as noted on the reverse. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.
YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.
(continued and to be signed on reverse side)